                                                                    Exhibit 10.5

                            STOCKHOLDERS' AGREEMENT


     THIS AGREEMENT (the "Agreement") is entered into as of this 28th day of December, 1996 by and among (i) EROL'S INTERNET, INC., a Delaware corporation (the "Company"), (ii) Erol Onaran (the "Founder") and (iii) Gold & Appel Transfer, S.A. (the "Investor") (the Founder and the Investor are referred to collectively herein, along with each shareholder subsequently identified on Appendix A hereto as a party to this Agreement, as the "Shareholders" and individually as a "Shareholder").


                              W I T N E S S E T H:

     WHEREAS, the Company's authorized capital stock consists of (i) 50,000,000 shares of Voting Common Stock, par value $.001 per share (the "Voting Common Stock"), of which 12,755,000 shares will be issued and outstanding as of the date this Agreement is executed and delivered; (ii) 10,000,000 shares of Non-Voting Common Stock, par value $.001 per share (the "Non-Voting Common Stock" and, together with the Voting Common Stock, the "Common Stock"); and (iii) 10,000,000 shares of a single class of undesignated Preferred Stock, par value $.001 per share (the "Preferred Stock" and, together with the Common Stock, the "Stock");

     WHEREAS, the Company and the Shareholders desire to provide for the disposition of the Stock owned or to be acquired by them; and

     WHEREAS, the Company and the Shareholders desire to enter into this Agreement knowing that it is in their collective best interests.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     Section 1. Restrictions on Transfer of Shares.  No Shareholder may,
                ----------------------------------
directly or indirectly, sell, assign, transfer, convey, give, bequeath, pledge, hypothecate or grant a security interest in or otherwise encumber, whether voluntarily or involuntarily, any Stock owned by such Shareholder unless in full compliance with all of the provisions of this Agreement. Any purported transfer in violation of any provision of this Agreement shall be void and ineffectual and shall not operate to transfer any interest in or title to such Stock to the transferee.

     Section 2. Right of First Refusal.
                ----------------------

            2.1 Notice of Sale.  If any Shareholder wishes to dispose of all
                --------------
or any portion of the Stock now owned or hereafter acquired by such Shareholder through a voluntary sale or other disposition, such person shall give written notice to the Company of his intention to make such sale. The notice shall contain information regarding the identity of the proposed seller (the "Selling Shareholder") and purchaser or purchasers (the "Initial Purchaser(s)"), the number of shares of Stock subject to the proposed transaction, the proposed price and terms of sale and the proposed closing date of such sale.

            2.2 Exercise of Right of First Refusal.
                ----------------------------------

            (a) For a period of twenty (20) days after the receipt by the Company of the notice specified in Section 2.1, the Company shall have a right of first refusal to purchase the Stock subject to the proposed disposition at the price and on the terms offered by the Initial Purchaser(s). The Company must exercise its right to purchase by giving written notice to the Selling Shareholder and to the Initial Purchaser(s) within fifteen (15) days following receipt of the notice, which notice shall specify the number of shares of Stock the Company intends to purchase.

            (b) The closing of the purchase and sale pursuant to Section 2 shall be held at the Company's principal office on the date determined by the Company but not more than twenty (20) days following the Company's election to purchase the Stock. At the closing, certificates representing the shares to be sold shall be delivered to the Company, duly endorsed for transfer in blank or with assignments separate from certificates duly endorsed, with all necessary transfer tax stamps, if any, affixed or provided for against delivery of the purchase price.

            (c) If the Company does not exercise its right to purchase within the time period provided herein with respect to all or any portion of the Stock covered by the notice, any Shareholder (other than the Selling Shareholder) shall have the right, for a period of twenty (20) days following expiration of the Company's purchase right, to elect to purchase that number of shares equal to the number of shares of Stock proposed to be sold multiplied by a fraction the numerator of which is the number of shares then owned by such Shareholder and the denominator of which is the aggregate number of shares owned by all Shareholders who are listed on Appendix A and who are electing to purchase such Shares. Any unsold shares shall be offered proportionately to the purchasing shareholders for a period of five (5) days following expiration of the foregoing twenty (20)-day period. The purchase of such Stock by such Shareholders shall be in accordance with the procedures set forth in Section 2(b).

            (d) If neither the Company nor any of its Shareholders eligible to purchase shares offered pursuant to this Section 2 exercises their purchase right within the time period provided herein with respect to all of the offered Stock, the Selling Shareholder shall be free for a period of fifteen (15) days thereafter to sell such shares to the Initial Purchaser(s), at the same price and on the same terms and conditions as set forth in the notice, subject to all of the provisions of this Agreement. If the Selling Shareholder shall not, within such fifteen (15)-day period, consum-

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

mate the sale with the Initial Purchaser(s) in accordance with the terms of this Agreement, any subsequent sale by the Selling Shareholder to the Initial Purchaser(s) or to any other purchaser on the same or other terms and conditions must comply again with the provisions of this Section 2.

            (e) After giving any notice of intended sale of any Stock pursuant to this Section 2, the Selling Shareholder shall refrain, unless otherwise requested by the Company, from participating as a director, officer or shareholder of the Company in the Company's decision on whether or not to purchase such Stock; and, if so requested to participate, the Shareholder shall cooperate with the Company in every reasonable way to effect the purposes of this Agreement.

            (f) Except as provided herein, the Selling Shareholder shall be bound by the restrictions and limitations imposed by this Agreement after any notice of a desire to sell is given and whether or not any such sale actually occurs.

            2.3 Agreement Binding on Successors.  As a condition precedent to
                -------------------------------
the effectiveness of any transfer of Stock to any person or entity that is not a party to this Agreement, such transferee shall agree in writing to be bound by all of the terms and conditions of this Agreement and to be included as a "shareholder" pursuant to the terms hereof.

            2.4 Exception.  Notwithstanding anything to the contrary in this
                ---------
Section 2, the provisions of (a) Sections 2.1 through 2.3 shall not apply to the disposition of Stock pursuant to the exercise by a Shareholder of registration rights granted to it by the Company and approved by the Investor and (b) the provisions of Sections 2.1 and 2.2 shall not apply to the disposition by the Founder of an aggregate of 1,007,500 shares of Voting Common Stock to a maximum of four (4) persons.

     Section 3. Transfer Upon Death of a Shareholder.  Notwithstanding any
                ------------------------------------
provision in Section 2 to the contrary, but subject to all other Sections of this Agreement, Stock owned by a Shareholder who dies shall be transferred pursuant to any laws of intestacy or in accordance with the terms of any will without the prior written consent of the Company and without first offering such Stock to the Company and/or to the other Shareholders.

     Section 4. Arbitration. Except to the extent that the disputants agree in
                -----------
writing to any other method of resolution of a given dispute and except to the extent the resolution of any question is final, binding and conclusive upon the parties hereto under the terms hereof, any dispute arising among the parties hereto, or any of them, or their successors-in-interest, or the estate of a deceased Shareholder, concerning the meaning or interpretation of this Agreement, or the rights, duties or obligations of the Shareholders or the Company including the successors-in-interest and estate of a deceased Shareholder, shall, with reasonable promptness, be submitted to, and determined by arbitration by the American Arbitration Association in accordance with its rules then in force and effect, except that the parties to such arbitration shall be entitled to engage in pre-trial discovery, to the extent permitted by and according to the provisions of the Federal Rules of Civil Procedure. The arbitration decision shall be final and binding on all parties hereto and judgment upon any award rendered may be entered in any court having jurisdiction thereof, and any such party may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance by any party of any such award. Reasonable costs of any proceedings under this Agreement shall be assessed against the losing party or parties at the discretion of the arbitrator.

     Section 5. Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, but all such counterparts shall constitute but one and the same instrument.

     Section 6. Successors and Assigns.  All covenants and agreements made by
                ----------------------
the Company and the Shareholders in this Agreement and in certificates or other documents delivered pursuant to this Agreement, if any, shall be binding upon any successors and assigns of the parties hereto.

     Section 7. Communications and Notices.  All notices, requests, consents
                --------------------------
and other communications hereunder shall be in writing and shall be deemed given if delivered personally (including by courier or nationally recognized overnight courier which tracks receipts and deliveries), telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or to such other addresses as may be furnished in writing by one party to the others:

     (a) if to the Company or the Founder:

                     Erol's Internet, Inc.
                     7921 Woodruff Court
                     Springfield, Virginia 22151
                     Attention:   Mr. Dennis Spina
                     Telecopy:    (703) 321-9400

                with a copy to:

                     Venable, Baetjer, Howard Civiletti, L.L.P.
                     2010 Corporate Ridge
                     McLean, Virginia 22102
                     Attention:   John L. Sullivan, III, Esq.
                     Telecopy:    (703) 821-8949

                and

     (b) if to the Investor:

                     Gold & Appel Transfer, S.A.
                     c/o Espirt Telecom
                     2000 L Street, N.W., Suite 200
                     Washington, D.C. 20036
                     Attention:   Mr. Walt Anderson
                     Telecopy:    (202) 736-5065

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

                with a copy to:

                     Arent Fox Kintner Plotkin & Kahn
                     1050 Connecticut Avenue, N.W.
                     Washington, D.C. 20036
                     Attention:   Carter Strong, Esq.
                     Telecopy:    (202) 857-6395

Any such notice or communication shall be presumed to have been received (i) in the case of personal delivery or facsimile transmission, on the date of such delivery, (ii) in the case of nationally recognized overnight courier, on the next business day after the date sent and (iii) in the case of mailing, on the third business day following the date of deposit in the United States mail.

     Section 8. Law Governing.  This Agreement is, and shall be deemed to be, a
                -------------
contract entered into pursuant to the laws of the State of Delaware and for all purposes shall be in all respects governed, construed, applied and enforced in accordance with the laws of such state without regard to principles of conflicts of laws thereof. Each party irrevocably consents and agrees to the exclusive jurisdiction of the Circuit Court for Fairfax County or the United States District Court for the Eastern District of Virginia and to service of process for it or him and on its or his behalf by certified mail, for resolution of all matters involving this Agreement or the transactions contemplated hereby.

     Section 9. Integration and Severability.  This Agreement, and the other
                ----------------------------
written agreements referred to herein, embodies the entire agreements and understandings between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings relating to the subject matter hereof. If any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

     Section 10. Headings.  The headings of the sections and subsections of
                 --------
this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     Section 11. Legend on Certificates.  Each certificate representing the
                 ----------------------
Stock shall conspicuously bear legends in substantially the following form:

             "The transfer of the stock represented by this certificate is restricted under, and subject to the terms of, a Stockholders' Agreement dated December 20, 1996, to which the Company is a party and a copy of which is on file at the Company's office.

             These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     Section 12. Company.  The term "Company" for the purpose of this Agreement
                 -------
and all of the rights of this Agreement, shall be taken to mean, in addition to EROL'S INTERNET, INC., any corporation or other entity successor to it, and in the event of such succession, the securities of the successor corporation or entity shall be subject to the terms and conditions of this Agreement.

     Section 13. Termination and Survival.  This Agreement shall remain in full
                 ------------------------
force and effect until the closing of a firmly underwritten public offering of Common Stock raising in the aggregate at least $10 million.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                     "THE COMPANY"

                                     EROL'S INTERNET, INC.,
                                     a Delaware corporation




                                     By: /s/ Dennis J. Spina
                                        -------------------------------------
                                        Dennis Spina, President


                                     "THE FOUNDER"




                                     /s/ Erol Onaran
                                     ----------------------------------------
                                     Erol Onaran


                                     "THE INVESTOR"

                                     GOLD & APPEL TRANSFER, S.A.



                                     By: /s/ Walt Anderson
                                        -------------------------------------

                      AMENDMENT TO STOCKHOLDERS' AGREEMENT

     THIS AMENDMENT TO STOCKHOLDERS' AGREEMENT ("Amendment") is made as of December 28, 1996 by and among Erol's Internet, Inc., a Delaware corporation (the "Company"), Erol Onaran (the "Founder"), and Gold & Appel Transfer, S.A., a British Virgin Islands corporation (the "Investor") and amends the Stockholders' Agreement dated the date hereof (the "Stockholders' Agreement") by and among the Company, the Founder and the Investor. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stockholders' Agreement.

                                    RECITALS

     A. The purpose of this Amendment is to correct the first WHEREAS paragraph in the Stockholders' Agreement to increase the number of Shares issued and outstanding as of the date of the Stockholders' Agreement from 12,775,000 to 13,175,000.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Amendment.  The first WHEREAS paragraph of the Stockholders' Agreement
        ---------
is hereby replaced and amended in its entirety as follows:

     WHEREAS, the Company's authorized capital stock consists of (i) 50,000,000 shares of Voting Common Stock, par value $.001 per share (the "Voting Common Stock"), of which 13,175,000 shares will be issued and outstanding as of the date this Agreement is executed and delivered; (ii) 10,000,000 shares of Non-Voting Common Stock, par value $.001 per share (the "Non-Voting Common Stock" and, together with the Voting Common Stock, the "Common Stock"); and (iii) 10,000,000 shares of a single class of undesignated Preferred Stock, par value $.001 per share (the "Preferred Stock" and, together with the Common Stock, the "Stock").

     2. No Further Changes.  Except as amended hereby, the terms of the
        ------------------
Stockholders' Agreement shall remain unchanged.

     3. Counterparts.  This Amendment may be executed in two or more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment to the Stockholders' Agreement as of the date first above written.

                                   EROL'S INTERNET, INC.


                                   By: /s/ Dennis Spina
                                      ---------------------------------------
                                      Dennis Spina, President


                                   THE FOUNDER


                                   /s/ Erol Onaran
                                   -----------------------------------------
                                   Erol Onaran


                                   THE INVESTOR:

                                   GOLD & APPEL TRANSFER, S.A.


                                   By: /s/ Walt Anderson
                                      --------------------------------------
                                      Walt Anderson, Attorney-in-Fact

                  SECOND AMENDMENT TO STOCKHOLDERS' AGREEMENT

     THIS SECOND AMENDMENT TO STOCKHOLDERS' AGREEMENT (the "Second Amendment") is made as of May 9, 1997 by and among Erol's Internet, Inc., a Delaware corporation (the "Company"), Erol Onaran (the "Founder"), and Gold & Appel Transfer, S.A., a British Virgin Islands corporation (the "Investor") and amends the Stockholders' Agreement dated December 28, 1996 (the "Stockholders' Agreement) by and among the Company, the Founder and the Investor. Capitalized Terms used but not defined herein shall have the meanings ascribed to them in the Stockholders' Agreement.

                                    RECITALS

     The purpose of this Second Amendment is to modify the terms on which the Founder may sell certain shares of his Voting Common Stock.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Amendment.  Section 2.4 of the Stockholders' Agreement is hereby
         ---------
replaced and amended in its entirety as follows:

     Exception.  Notwithstanding anything to the contrary in this Section 2, the
     ---------
provisions of (a) Sections 2.1 through 2.3 shall not apply to the disposition of Stock pursuant to the exercise by a Shareholder of registration rights granted to it by the Company and approved by the Investor and (b) the provisions of Sections 2.1 and 2.2 shall not apply to the disposition by the Founder of an aggregate of 1,007,500 shares of Voting Common Stock to a maximum of four (4) persons. For the purposes of Section 2.4(b), any sales of Voting Common Stock by the Founder to the Investor shall not be included in calculating the aggregate of 1,007,500 shares of Voting Common Stock, and the Investor shall not be included in calculating the maximum of four (4) persons to whom the Founder may make sales of Voting Common Stock.

     2.  Actions.  The parties agree to take promptly all actions necessary to
         -------
effectuate the terms of this Second Amendment.

     3.  No Further Changes.  Except as amended hereby, the terms of the
         ------------------
Stockholders' Agreement shall remain unchanged.

     4.  Counterparts.  This Second Amendment may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Stockholders' Agreement as of the date first written above.


                                     EROL'S INTERNET, INC.


                                     By:  /s/ Dennis Spina
                                        -----------------------------------
                                        Dennis Spina, President



                                     THE FOUNDER:


                                     /s/ Erol Onaran
                                     -------------------------------------
                                     Erol Onaran



                                     THE INVESTOR:

                                     GOLD & APPEL TRANSFER, S.A.


                                     By: /s/ Walt Anderson
                                        ----------------------------------
                                        Walt Anderson, Attorney-in-Fact

                                       2